Exhibit 99.6

CIBUS MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For the purposes of this section, references to “Cibus,” “Cibus Global,” “us,” “our,” “we” and derivations thereof refer to Cibus Global LLC and its subsidiaries, in each case, during the periods presented.

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes appearing in Exhibits 99.4 and 99.5 to Amendment No. 1 (the “Amended 8-K”), filed with the Securities and Exchange Commission (the “SEC”) on June 29, 2023, to the Company’s Current Report on Form 8-K initially filed with the SEC on June 1, 2023 (the “Closing 8-K”). Some of the information contained in this discussion and analysis, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks, uncertainties and assumptions. As a result of many factors, including those factors set forth in the “Risk Factors” attached as Exhibit 99.3 to the Closing 8-K, our actual results could differ materially from the results described in or implied by these forward-looking statements. You should carefully read these “Risk Factors to gain an understanding of the factors that could cause actual results to differ materially from our forward-looking statements. Please also see the sections titled “Cautionary Statement Concerning Forward-Looking Statements” and “Market and Industry Data.”

Market and Industry Data

The following discussion and analysis of our financial condition and results of operations includes industry and market data that Cibus Global has obtained from industry publications, third-party studies and surveys, filings of public companies in their respective industries and related industry and internal company surveys. These sources include government and industry sources, which generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe the industry and market data to be reliable as of the date of this discussion and analysis, this information could prove to be inaccurate. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. We do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein. Assumptions and estimates of future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the “Risk Factors” discussed above. These and other factors could cause future performance to differ materially from our assumptions and estimates.

Cautionary Statement Concerning Forward-Looking Statements

This discussion and analysis of our financial condition and results of operations contains “forward-looking statements” within the meaning of applicable securities laws, including The Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact included herein, including statements regarding the benefits of our merger with Calyxt, Inc., our operational and financial performance, and our strategy, future operations, prospects and plans, are forward-looking statements. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “intend”, “expect,” “plan,” “scheduled,” “could,” “would” and “will,” or the negative of these and similar expressions. These forward-looking statements are based on the current expectations and assumptions of Cibus Global’s management about future events, which are based on currently available information. These forward-looking statements are subject to numerous risks and uncertainties, many of which are difficult to predict and beyond the control of Cibus Global. There are many factors that could cause Cibus Global’s actual results, level of activity, performance or achievements to differ materially from those expressed or implied by forward- looking statements, including factors related to: (i) risks associated with the possible failure to realize certain anticipated benefits of the transactions contemplated by the merger with Calyxt, Inc. (the “Transactions”), including with respect to future financial and operating results; (ii) the effect of the completion of the Transactions on Cibus Global’s business relationships, operating results and business generally; (iii) the outcome of any litigation related to the merger agreement or Transactions; (iv) competitive responses to the Transactions and changes in expected or existing competition; (v) challenges to Cibus Global’s intellectual property protection and unexpected costs associated with defending Cibus Global’s intellectual property rights; (vi) increased or unanticipated time and resources required for Cibus Global’s platform or trait product development efforts; (vii) Cibus Global’s reliance on third parties in connection with its development activities; (viii) Cibus Global’s ability to effectively license its productivity traits and sustainable ingredient products; (ix) the recognition of value in Cibus Global’s products by farmers, and the ability of farmers and processors to work effectively with crops containing Cibus Global’s traits; (x) Cibus Global’s ability to produce high- quality plants and seeds cost effectively on a large scale; (xi) Cibus Global’s need for additional funding to finance its activities and challenges in obtaining additional capital on acceptable terms, or at all; (xii) regulatory developments that disfavor or impose significant burdens on gene-editing processes or products; (xiii) Cibus Global’s ability to achieve commercial success; (xiv) commodity prices and other market risks facing the agricultural sector; and (xv) technological developments that could render Cibus Global’s technologies obsolete. In addition to these factors, other known and unknown risks and uncertainties may adversely affect such forward-looking statements and cause Cibus Global’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. In addition, the forward-looking statements included in this discussion and analysis represents our views as of the date hereof. Cibus Global specifically disclaims any obligation to update such forward- looking statements in the future, except as required under applicable law. These forward-looking statements should not be relied upon as representing Cibus Global’s views as of any date subsequent to the date hereof.

Business Overview

Cibus® is a leading agricultural technology company that develops and licenses plant traits to seed companies for royalties. Its primary business is using gene editing to develop Productivity Traits in the major agricultural crops: Canola, Rice, Soybean, Corn, and Wheat. Productivity Traits are crop traits that improve crop yields and make farmers more productive, thereby driving greater farming profitability. They do this in several ways such as: (i) making plants resistant to diseases or pests, thereby reducing the use of chemicals like fungicides and insecticides, (ii) enabling plants to process nutrients more efficiently, thereby reducing the use of fertilizers, and (iii) making crops more adaptable to their environment and to climate change. In addition, as a leader in the development of sustainable low carbon ingredients, Cibus aims to help major corporations meet their Net Carbon Zero climate goals.

Gene editing is a tool used in plant breeding that can precisely and predictably introduce new traits or improve upon existing ones. Gene editing, like breeding, is the science of optimizing plant genetics to increase a plant’s yield potential and to improve its ability to withstand challenges, such as climate change, diseases, and pests, as well as to deliver end-use characteristics such as nutritional quality or renewable plant-based ingredients. What differentiates gene editing from traditional breeding is that it makes deliberate edits in the existing DNA sequence of a plant as opposed to the lengthy and random conventional breeding process. The promise of gene editing is that it can change the scale and range of possible genetic solutions from breeding by its ability to make genetic changes in less time and more accurately. As challenges to farming sustainability increase with climate change, the ultimate promise of gene editing is that it can help meet those challenges with a timely and predictable process.

What differentiates Cibus in the gene editing industry is its patented Rapid Trait Development System™ RTDS® technology platform and its crop specific Trait Machine™ process. Using RTDS, Cibus developed the Trait Machine: the first standardized end-to- end semi-automated crop specific gene editing system that directly edits a seed company’s elite germplasm. The Trait Machine transforms the lengthy and random conventional breeding process into a timebound, reproducible and predictable science-based breeding process. Cibus believes that the Trait Machine represents the technological breakthrough in plant breeding that is the ultimate promise of plant gene editing: the ability to change the scale and range of possible genetic solutions from breeding and to develop desired characteristics or traits with greater speed and accuracy. Cibus expects to have its stand-alone Trait Machine Facility operational in 2023. The Trait Machine drives and differentiates Cibus’ operating plan and its commercial model.

Cibus trait products are indistinguishable from plant traits developed using conventional breeding processes. Cibus has a pipeline of six Productivity Traits, three of which are fully developed. Each of Cibus’ developed traits has initial customers, and Cibus has begun transferring each of these traits to those customers in their elite germplasm for commercialization. The lead developed trait is Pod Shatter Reduction (PSR) in Canola, which has ten leading seed company customers for whom Cibus is currently editing PSR into their elite germplasm.

Cibus’ business and its products are based on the use of its gene editing technologies to develop and license a new generation of high value Productivity Traits and Sustainable Plant-Based Low Carbon Ingredients.

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Productivity Traits: Productivity Traits are the plant traits that are associated with improving crop yields in the face of challenges such as weeds, pests, and diseases, in the face of factors such as heat and drought as a result of climate change, as well as environmental challenges such as fertilizer use. They are the primary target of plant breeding programs and a key basis of competition in the “seed and trait” business. The key application of Cibus’ Trait Machine is the development of a new class of high value Productivity Traits. Cibus’ product goal for its Productivity Trait business is a new generation of high value Productivity Traits that make crops more adaptable to their environment and have increased yields while reducing chemical inputs. Its focus is on the five major crops: Canola, Rice, Soybean, Wheat, and Corn. Together these crops are grown on over one billion acres and represent over 90% of the world’s protein and 70% of the world’s vegetable oils.

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Sustainable Low Carbon Ingredients: Low Carbon Ingredients are a key target market for Cibus’ gene editing platform. The goal of the Global Net Carbon Zero Climate Goals being set by many multi-national companies is to replace the many ingredients that are fossil fuel-based or linked to environmental challenges. Using gene editing to develop plant- or micro-organism-based solutions is a key element of this drive to new renewable low carbon materials. To address this market, Cibus is using its Trait Machine platform, as well as ASAP™, its advanced microbial fermentation platform, and, following the merger with Calyxt, Inc., Plant Cell Matrix™ (PCM™) technology platform.

Cibus now has a pipeline of six traits, including three fully developed gene edited trait products, it has leading seed company partners/customers, it has completed the transfer of its first three traits in the elite germplasm of customers in two different crops, and it is completing the industry’s first trait production facility.

We are an early-stage company and have incurred net losses since our inception. As of March 31, 2023, we had an accumulated deficit of $430.4 million. Our net losses for three months ended March 31, 2023 and 2022 were $18.3 million and $10.9 million, respectively. Substantially all of our net losses resulted from costs incurred in connection with our research and development programs and from selling, general and administrative expenses associated with our operations. As we continue to develop our pipeline of product candidates and as a result of our limited commercial activities, we expect to continue to incur significant expenses and operating losses for the foreseeable future, and those expenses and losses may fluctuate significantly from quarter-to-quarter and year-to-year. See “Risk Factors—Risks Related to Cibus—Risks Related to Cibus’ Business and Operations—Cibus has incurred significant losses and anticipates that it will continue to incur significant losses for several years” included in the Closing 8-K.

Accordingly, until such time that we can generate a sufficient amount of revenue from product sales or other sources, if ever, we expect to finance our operations through private or public equity or debt financings, loans or other capital sources, which could include income from collaborations, partnerships or other marketing, distribution, licensing or other strategic arrangements with third parties, or from grants. However, we may be unable to raise additional capital from these sources on favorable terms, or at all. Our failure to obtain sufficient capital on acceptable terms when needed could have a material adverse effect on our business, results of operations or financial condition, including requiring us to delay, reduce or curtail our research, product development or future commercialization efforts. We may also be required to license rights to product candidates at an earlier stage of development or on less favorable terms than we would otherwise choose. We cannot provide assurance that we will ever generate positive cash flow from operating activities.

The 2019 Corporate Conversion

In May 2019, we domesticated from a British Virgin Islands business company under the name of Cibus Global, Ltd. into a Delaware limited liability company.

Recent Developments

Merger Agreement

On January 13, 2023, Cibus entered into an Agreement and Plan of Merger (as amended on April 14, 2023, “Merger Agreement”) with Calyxt, Inc. (“Calyxt”), a Delaware corporation, Calypso Merger Sub, LLC., a wholly-owned subsidiary of Calyxt (“Merger Subsidiary”), and certain blocker entities (the “Blockers”). Among other matters, the Merger Agreement provided for: (a) each of the Blockers to merge with and into Calyxt, (b) following these Blocker mergers, Merger Subsidiary to merge with and into Cibus (the “Cibus Merger” and, collectively with the Blocker Mergers, the “Mergers”), with Cibus as the surviving company and Merger Subsidiary ceasing to exist, and (c) in connection with the Mergers, for Calyxt to contribute all of its assets and liabilities to Cibus, as a contribution to the capital of Cibus, in exchange for newly issued Cibus membership units. Closing of the Mergers was, subject to numerous closing conditions, including Calyxt shareholder approval. On May 31, 2023, the transactions contemplated by the Merger Agreement closed.

At the closing of the Mergers, Calyxt issued an aggregate of approximately 16,527,484 shares of Class A Common Stock (including 1,019,282 shares of restricted Class A Common Stock) and 4,642,635 shares of Class B Common Stock to Cibus unitholders, based on an exchange ratio set forth in the Merger Agreement. The exchange ratios were determined in accordance with the Merger Agreement and the Allocation Schedule and were calculated in a manner to allocate legacy pre-closing Calyxt stockholders and legacy pre-closing Cibus unitholders a percentage of the combined company.

Components of Results of Operations

Revenue

The following table presents Cibus Global’s revenue for the periods indicated (in thousands):

	Three Months Ended March 31,
	2023	2022
Collaboration and research	$—	$174
Collaboration and research - related party	193	179

	$193	$353

Collaboration and research revenues are primarily related to revenues earned from performance obligations under collaboration arrangements. Pursuant to the terms of the collaboration agreements, we receive non-refundable payments for ongoing research and development activities, reimbursements of research and development costs, and milestone payments upon the achievement of certain scientific, regulatory, or commercial milestones. Pursuant to the collaboration agreements, we also will receive royalty payments in connection with the sale of commercialized products containing the traits that are subject to those agreements.

Collaboration and research—related party revenues represent revenues earned under an agreement with RTDC Company Limited (“RTDCCL”), a company influenced by Mark Lu, a member of the Cibus Board, to develop and commercialize certain crop varieties that include traits produced using our proprietary technology.

In the future, we may continue to generate revenue from collaboration and research agreements, but we expect an increasing amount of our revenue to come from our trait development efforts. We are using advanced technologies, including RTDS, to develop desirable plant traits for the global seed industry. We plan to sell or license our traits developed in the future with revenue from these licensing agreements increasingly becoming our main source of future revenues.

Our ability to generate substantial revenue from plant traits depends upon the ability to further expand our Trait Machine/RTDS platforms, which are fundamental for multiple different plant traits. We are advancing the commercialization of traits developed using RTDS and currently have three “developed” traits for two global crops.

Operating Expenses

Research and Development Expenses

Research and development expenses consist of expenses incurred while performing research and development activities to discover and develop potential product candidates and to establish Trait Machine/ RTDS platforms.

Our research and development expenses consist primarily of:

•	personnel costs, including salaries and related benefits, for our employees engaged in scientific research and development functions;

•	cost of third-party contractors and consultants who support our product candidate and Trait Machine/ RTDS platform development;

•	development costs associated with seed increases (small-scale and large-scale testing) for trait validation;

•	purchases of laboratory supplies and non-capital equipment used for our research and development activities;

•	facilities costs, including rent, utilities and maintenance expenses, allocated to our research and development activities; and

•	costs of in-licensing or acquiring technology from third parties.

Our research and development efforts are focused on advancing our existing product candidates, enhancing our product candidate pipeline through the development of additional traits within our Trait Machine/RTDS platforms, and establishing additional Trait Machine/RTDS platforms for the development and advancement of additional traits. Our infrastructure resources are utilized across multiple research and development programs. In addition, employees typically work across multiple research and development programs. We manage certain activities, such as field trials and seed production, through third-party vendors. Due to the number of ongoing projects and our ability to use resources across several projects, we do not record or maintain information regarding the costs incurred for our research and development programs on a program-specific basis.

Our research and development efforts are central to our business and account for a significant portion of our operating expenses. We expect that our research and development expenses will increase for the foreseeable future as we expand our product candidate pipeline, establish additional Trait Machine/RTDS platforms, develop or acquire additional technologies and hire additional personnel to support our product development. Additionally, product candidates in later stages of development generally have higher development costs than those in earlier stages of development, primarily due to the increased expense associated with large-scale field testing and seed increases (small-scale and large-scale) for trait validation.

We recognize research and development expenses as they are incurred, primarily due to the uncertainty of future commercial value. At this time, we cannot reasonably estimate or know the nature, timing and estimated costs of the efforts that will be necessary to complete the development of our current product candidates or any new product candidates that we may identify and develop. The duration, costs and timing of development of our product candidates are subject to numerous uncertainties and will depend on a variety of factors, including:

•	our levels of hiring and retaining research and development personnel;

•	the extent to which we encounter any serious adverse events in our field trials;

•	the impact of any business interruptions to our operations or to those of the third parties with whom we work; and

•	the impact of any new or changing government regulations related to our product candidates;

Any of these factors could significantly impact the costs, timing and viability associated with the development of our product candidates.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist primarily of personnel-related expenses, including salaries and related benefits, for our executive, business development, intellectual property, finance, legal, human resource and other administrative functions. Other selling, general and administrative expenses include facility-related costs not otherwise allocated to research and development expense, professional fees for auditing, tax and legal services, expenses associated with obtaining and maintaining patents, consulting costs and costs of our information systems.

We expect that our selling, general and administrative expenses will increase in the future to support the commercialization of our product candidates. In addition, upon completion of the Mergers, we will incur significant additional expenses associated with being part of a public company, including expenses related to accounting, audit, legal, regulatory, public company reporting and compliance, director and officer insurance, investor and public relations, and other administrative and professional services.

Other (Income) Expense, Net

Interest Expense, Royalty Liability – Related Parties

Interest expense, royalty liability – related parties (“Royalty Liability”) primarily consists of estimated future royalty payments due to certain related parties as a result of the Warrant Exchange Agreement, in which certain warrants were exchanged for rights to future royalty payments. Pursuant to the Warrant Exchange Agreement, we granted participating warrant holders a right, over a 30-year period, to receive an aggregate of 10% of revenue attributable to product sales, license fees, distribution fees, milestone payments and maintenance payments relating to products developed or manufactured by, or otherwise utilizing, our RTDS technologies, subject to certain exclusions (“Subject Revenues”). Royalty payments on Subject Revenues will commence in the first fiscal quarter in which the aggregate Subject Revenues during any consecutive 12-month period equals or exceeds $50 million, at which point we will be obligated to pay all aggregated but unpaid amounts due under the Warrant Exchange Agreement. This condition has not yet occurred as of March 31, 2023. The initial term of the Warrant Exchange Agreement is 30 years and may be extended for an additional 30-year term if the holders provide written notice and make a payment of $100. Our payments under, and performance of, the obligations under the Warrant Exchange Agreement, including payment of the Royalty Liability, are secured by a security interest in substantially all of our intellectual property.

We expect the Royalty Liability balance to continue to increase each year until the accretion of interest expense, which increases the liability, outpaces the cash payments for royalties due, which decreases the liability. Similarly, we also expect the related non-cash interest expense we record to increase in conjunction with the underlying liability balance. There are risks associated with the Royalty Liability. See “Risk Factors—Risks Related to Cibus’ Organization and Operation—Cibus’ Royalty Liability may contribute to net losses for Cibus and cause the value for securities of Cibus to fluctuate,” included in the Closing 8-K.

Interest Expense

Interest expense primarily consists of interest incurred related to financed equipment and license payments.

Other Expense, Net

Other expense, net primarily consists of realized and unrealized net losses on foreign currency remeasurement.

Results of Operations

Comparison of the Three Months Ended March 31, 2023 and 2022

The following table summarizes key components of our results of operations for the periods indicated (in thousands):

	Three Months Ended March 31,
	2023	2022
Revenue
Collaboration and research	$—	$174
Collaboration and research - related party	193	179

Total revenue	193	353

Operating expenses
Research and development	9,822	5,983
Selling, general and administrative	5,208	4,259

Total operating expenses	15,030	10,242

Loss from operations	(14,837)	(9,889)
Other (income) expense, net
Interest income	(2)	(2)
Interest expense	66	78
Interest expense, royalty liability - related parties	3,341	960
Other expense, net	29	8

Total other (income) expense, net	3,434	1,044

Net loss	$(18,271)	$(10,933)

Revenues

Revenues were $0.2 million for the three months ended March 31, 2023, compared to $0.4 million for the three months ended March 31, 2022, representing a decrease of $0.2 million. The decrease was primarily attributable to the completion of a research and development agreement that ended in 2022.

Research and Development Expenses

Research and development expenses were $9.8 million for the three months ended March 31, 2023, compared to $6.0 million for the three months ended March 31, 2022, representing an increase of $3.8 million. The increase was primarily attributable to increased salary expenses and employee benefits of $2.3 million due to a more competitive employment market and additional headcount of 54 employees, increases in information technology and facilities expenses of $1.2 million, and increases in depreciation and other expenses of $0.3 million.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $5.2 million for the three months ended March 31, 2023, compared to $4.3 million for the three months ended March 31, 2022, representing an increase of $0.9 million. The increase was primarily attributable to an increase in professional services costs, offset in part by decreases in payroll taxes resulting from an Employee Retention Credit receivable.

Interest Expense, Royalty Liability - Related Parties

Interest expense, Royalty Liability—Related Parties was $3.3 million for the three months ended March 31, 2023, compared to $1.0 million for the three months ended March 31, 2022, representing an increase of $2.3 million. The increase was attributable to an increase in our estimate of future royalties owed, mostly driven by the interest growth and the revenue assumptions used in the Royalty Liability calculation.

Liquidity and Capital Resources

Sources of Liquidity

We have experienced net losses and negative cash flows from operations since our inception, and we expect to continue to incur net losses for at least the next several years. To date, we have funded our operations primarily through private placements of our Cibus Preferred Units for gross proceeds of $424.1 million before issuance costs. As of March 31, 2023, we had cash and cash equivalents of $14.0 million.

As described in Note 1 to our condensed consolidated financial statements, management has prepared cash flow forecasts which indicate that based on our expected operating losses and negative cash flows, there is substantial doubt about our ability to continue as a going concern without raising additional capital within 12 months after the date that the financial statements for the three months ended March 31, 2023 were issued. Our ability to continue as a going concern is dependent upon our ability to raise additional funding. In the near-term, we intend to raise additional capital through a combination of equity or equity-linked securities offerings, debt issuances, commercial sales transactions, and collaboration, and licensing agreements. However, we may not be able to secure additional financing in a timely manner or on favorable terms, if at all. Furthermore, if we issue equity or equity-linked securities to raise additional funds, our existing members may experience dilution, and the new equity securities may have rights, preferences and privileges senior to those of our existing stockholders. If we raise additional funds through collaboration, licensing or other similar agreements, it may be necessary to relinquish valuable rights to our potential products or proprietary technologies or grant licenses on terms that are not favorable to us. If we are unable to raise capital when needed or on attractive terms, we would be forced to delay, reduce or eliminate our research and development programs or other operations. If any of these events occur, our ability to achieve the development and commercialization goals would be adversely affected.

Our primary uses of cash to date have been to fund our research and development activities, including with respect to our RTDS programs and our other programs, business planning, establishing and maintaining our intellectual property portfolio, hiring personnel, raising capital, and providing general and administrative support for these activities.

Future Capital Requirements

In the future, we expect our operating and capital expenditures to increase as we increase headcount, expand our sales and marketing activities, grow our customer base, and incur costs associated with operating as a public company. Our estimates of the period of time through which our financial resources will be adequate to support our operations and the costs to support research and development and our sales and marketing activities are forward-looking statements and involve risks and uncertainties and actual results could vary materially and negatively as a result of a number of factors, including the factors discussed in the section “Risk Factors” of this proxy statement/prospectus. We have based our estimates on assumptions that may prove to be wrong and we could utilize our available capital resources sooner than we currently expect. Our future funding requirements will depend on many factors, including:

•	market acceptance of our products;

•	the cost of our research and development activities;

•	the effect of competing technological and market developments; and

•	the cost and timing of establishing additional sales, marketing and distribution capabilities.

We may be unable to obtain additional funds on acceptable terms, or at all. If we raise additional funds by issuing equity or equity-linked securities, our equity holders may experience dilution. Future debt financing, if available, may involve covenants restricting our operations or our ability to incur additional debt. Any debt or equity financing that we raise may contain terms that are not favorable to us or our equity holders. If we raise additional funds through collaboration, licensing or other similar agreements, it may be necessary to relinquish valuable rights to our potential products or proprietary technologies or grant licenses on terms that are not favorable to us. If we do not have or are not able to obtain sufficient funds, we may have to reduce our commercialization efforts or delay our development of new products. We also may have to reduce marketing, customer support or other resources devoted to our products or cease operations.

Cash Flows

The table below summarizes our sources and uses of cash for the periods presented (in thousands):

	Three Months Ended March 31,
	2023	2022
Net cash used in operating activities	$(14,749)	$(8,850)
Net cash used in investing activities	(2,310)	(65)
Net cash provided by financing activities	6,715	28,951
Effect of exchange rate changes on cash	3	1

Net (decrease) increase in cash and cash equivalents	$(10,341)	$20,037

Cash Flows from Operating Activities

Net cash used in operating activities was $14.7 million and $8.9 million for the three months ended March 31, 2023 and 2022, respectively. The $5.8 million increase in net cash used in operating activities compared to the previous period primarily reflects an increase in net loss of $7.4 million, offset in part by the effects of changes in operating assets and liabilities primarily driven by increases in accrued expenses and deferred revenue. The increase in net loss was further offset by an increase in non-cash items of $2.6 million.

Cash Flows from Investing Activities

Net cash used in investing activities was $2.3 million and $0.1 million for the three months ended March 31, 2023 and 2022, respectively. The $2.2 million increase in net cash used in investing activities was due to an increase in purchases of property and equipment of $1.2 million during the three months ended March 31, 2023, compared to the same period in 2022, and the issuance of a $1.0 million loan during the three months ended March 31, 2023.

Cash Flows from Financing Activities

Net cash provided by financing activities was $6.7 million for the three months ended March 31, 2023, which consisted of proceeds related to the Cibus Series F convertible preferred units of $6.8 million and proceeds from issuance of notes payable of $0.2 million, offset in part by principal payments on notes payable and financing leases of $0.3 million.

Net cash provided by financing activities was $29.0 million for the three months ended March 31, 2022, which consisted of proceeds from the issuance of Simple Agreements for Future Equity of $29.2 million, offset in part by principal payments on notes payable and capital leases of $0.3 million.

Contractual Obligations and Commitments

The following table summarizes our contractual obligations and commitments as of March 31, 2023 (in thousands):

	Total	Remainder of 2023	2024	2025	Thereafter
Operating lease obligations	$12,197	$3,931	$5,279	$2,899	$88
Financing lease obligations	215	126	89	—	—
Notes payable including interest	1,532	593	422	324	193

	$13,944	$4,650	$5,790	$3,223	$281

We have also entered into agreements in the normal course of business with certain vendors for the provision of goods and services. These agreements may include certain provisions for purchase obligations and termination obligations that could require payments for the cancellation of committed purchase obligations or for early termination of the agreements. The amount of the cancellation or termination payments vary and are based on the timing of the cancellation or termination and the specific terms of the specific agreement. These obligations and commitments are not separately presented. In addition, the table does not include obligations under the Royalty Liability and the Cibus Non-Profit Foundation, each described below, because such obligations are dependent on future events that are uncertain.

Additionally, we have recorded an asset retirement obligation of $0.3 million as certain lease agreements require us to return designated areas of leased space to their original condition upon termination of the lease agreement.

The Royalty Liability

In connection with two series of financings between November 2013 and December 2014, we issued to each investor in these financings warrants to purchase Cibus Series A Preferred Units. Subsequently, certain of the investors sold the warrants in exchange for ongoing quarterly payments equal to a portion of our aggregate amount of certain worldwide revenues received during such quarter. We refer to our ongoing warrant purchase payment obligations as its “Royalty Liability.” Pursuant to its Royalty Liability, we are required to make quarterly royalty payments equal in aggregate to 10% of all revenue attributable to its RTDS technologies, subject to certain exceptions, to the applicable investors, who include individuals who will serve as directors and officers of Cibus, Inc. The requirement to make quarterly payments pursuant to the Royalty Liability commences with the first quarter in which the aggregate revenue attributable to RTDS technologies during any consecutive 12-month period equals or exceeds $50 million. At commencement, we will be required to pay all aggregated but unpaid royalty payment amounts. The Royalty Liability has an initial term of 30 years following the date on which the first royalty payment becomes due and payable, subject to a subsequent 30-year extension, at the option of the holders, for a payment of $100. Our payments under, and performance of, the Royalty Liability are secured by a security interest in substantially all of our intellectual property.

Cibus Non-Profit Foundation

During 2022, we created the Cibus Charitable Foundation, Inc., a nonprofit legal entity referred to as the Cibus Foundation. As of the date of this proxy statement/prospectus, the Cibus Foundation has not received any donations or commenced operations. We are obligated to make donations to the Cibus Foundation each fiscal year at a rate of 1.0% of all net royalty revenue in the applicable fiscal year that is equal to or greater than $100 million up to, and including, $1.0 billion, and then up to 2.0% in respect of any portion of such net royalty revenue in excess of $1.0 billion. For purposes of this calculation, “net royalty revenue” refers to all royalty payments we receive, net of all taxes (other than income taxes) and all amounts payable pursuant to the Royalty Liability. The donation payable by us may be reduced, including to zero, to the extent necessary to comply with any covenant or obligation in any instrument evidencing third-party indebtedness, to permit a financing to occur, to preclude undercapitalization, to satisfy working capital requirements or provide for strategic needs of our company, to ensure timely payment of our liabilities and debts to third parties as they become due, or to comply with applicable law. We have agreed not to enter any change of control transaction unless the surviving entity assumes the obligation to pay such donations to the Cibus Foundation.

This obligation is contingent upon the Cibus Foundation obtaining and maintaining its status as a charitable organization (IRS 501(C)3 registration not yet achieved) and must use all donations received consistent with its mission statement: to drive sustainable agriculture and sustainable agricultural communities in the developing world.

Off-Balance Sheet Arrangements

We enter into seed and grain production agreements with settlement values based on acreage and production yield. Otherwise, we do not have any off-balance sheet arrangements as defined under SEC rules.

Critical Accounting Policies and Estimates

Some of the accounting methods and policies used in preparing our condensed consolidated financial statements and related disclosure in conformity with U.S. GAAP require us to make estimates and assumptions that affect the reported amounts. Estimates are based on past experience as well as assumptions and assessments deemed realistic and reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on a periodic basis. The actual value of our assets, liabilities and stockholders’ equity and of our losses could differ from the value derived from these estimates if conditions changed and these changes differ from the assumptions adopted.

While our significant accounting policies are described in more detail in the notes to our financial statements appearing elsewhere in this proxy statement/prospectus, we believe that the following accounting policies are critical to understanding our historical and future performance, as the policies relate to the more significant areas involving management’s judgments and estimates used in the preparation of our financial statements.

Royalty Liability—Related Parties

Our Royalty Liability relates to our obligations under the Warrant Exchange Agreement that was a component of the Cibus Series A Preferred Unit financing transaction. In 2014, we entered into the Warrant Exchange Agreement with certain members holding Cibus Series A Preferred Units, including current and former members of the Cibus Board, who were also the holders of warrants to purchase Cibus Series A Preferred Units. Under the Warrant Exchange Agreement, the holders of certain warrants (the “Royalty Holders”) were provided the right to exchange their warrants for future royalty payments equal to 10% of the Subject Revenues. The exchange right was limited to 12,397,200 warrants, which were fully exchanged in 2014 and 2015. The aggregate value of warrants exchanged was $9.9 million, and the amount was initially recorded as a Royalty Liability in the years ended December 31, 2015 and 2014. See Note 2 of our unaudited condensed consolidated financial statements for further information.

Changes in expected royalty payments, as a result of changes to estimates of the underlying revenues, are accreted to interest expense using the effective interest method. As royalties are paid over the life of the arrangement, we estimate the total amount of future royalty payments over the life of the Royalty Liability that will be required to be paid to holders of royalty rights. We reassess these estimated royalty payments periodically and, if the amount or timing of royalty payments differs materially from our prior estimates, we will prospectively adjust the accretion of the effective interest expense. If global net sales of our products developed using RTDS technologies are greater than or less than expected, the interest expense recorded with respect to the Royalty Liability would be greater or less, respectively, over the term of the arrangement. Our estimate resulted in an effective annual interest rate of 27% as of March 31, 2023 and December 31, 2022.

As the Royalty Liability is calculated based on certain management assumptions including future projected revenues through the life of the Warrant Exchange Agreement, potential material adjustments to the Royalty Liability could occur in future periods if these estimates are incorrect. No such material changes to these assumptions have occurred in the current periods presented.

Equity-Based Compensation

We recognize awards for incentive purposes of non-voting restricted units to employees, non-employee directors, consultants and independent advisors as equity-based compensation based on their fair value on the grant date, determined based on the estimated number of awards that are ultimately expected to vest, less any consideration to be paid by the employee. We do not apply a forfeiture rate to estimate forfeitures expected to occur. The compensation expense resulting from equity-based compensation to employees is recognized in operating expenses ratably over the vesting period of the award.

Determination of the Fair Value of our Common Units

We are required to estimate the fair value of our common units underlying our equity-based awards when performing the fair value calculations using either the probability-weighted expected return model or the Black- Scholes Merton option pricing model. Because our common units are not currently publicly traded, the fair value of the common units underlying our equity-based awards has been determined on each grant date by the Cibus Board, with input from management, considering our most recently available third-party valuation of common units. All options to purchase our common units are intended to be granted with an exercise price per unit no less than the fair value per unit of our common units underlying those options on the date of grant, based on the information known to us on the date of grant.

The third-party valuations of our common units were performed using methodologies, approaches and assumptions consistent with the American Institute of Certified Public Accountants Audit and Accounting Practice Aid Series: Valuation of Privately Held Company Equity Securities Issued as Compensation (“Practice Aid”). In accordance with the Practice Aid, the Cibus Board considered the following methods:

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Probability-Weighted Expected Return Method. The probability-weighted expected return method (PWERM) is a scenario-based analysis that estimates the fair value of equity securities based upon an analysis of future values for the business, assuming various outcomes. The equity security’s value is based on the probability-weighted present value of expected future investment returns considering each of the possible forecasted outcomes as well as the rights of each class of stock. The future value of the equity security under each outcome is discounted back to the valuation date at an appropriate risk- adjusted discount rate and probability weighted to arrive at a non-marketable indication of value for such equity security.

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Option Pricing Method. Under the option pricing method (OPM), equity securities are valued by creating a series of call options, representing the present value of the expected future returns to the equity holders, with exercise prices based on the liquidation preferences and conversion terms of each equity class. The estimated fair values of the equity securities are inferred by analyzing these options.

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Current Value Method. Under the Current Value Method, once the fair value of the enterprise is established based on the balance sheet, the value is allocated to the various series of equity securities based on their respective liquidation preferences or conversion values, whichever is greater.

•	Hybrid Method. The Hybrid Method is a blended approach using aspects of both the PWERM and OPM, in which the equity value in one of the scenarios is calculated using an OPM.

In addition, the Cibus Board considered various objective and subjective factors to determine the fair value of our common units, including:

•	the prices of our Cibus Preferred Units sold to investors in arm’s length transactions;

•	the rights, preferences and privileges of our Cibus Preferred Units as compared to those of our common units, including the liquidation preferences of our Cibus Preferred Units;

•	our results of operations and financial position;

•	the composition of, and changes to, our management team and the Cibus Board;

•	the lack of liquidity of our common units as a private company;

•	the material risks related to our business and industry;

•	external market conditions affecting the life sciences and biotechnology industry sectors;

•	U.S. and global economic conditions;

•	the likelihood of achieving a liquidity event for the holders of our common units, such as an initial public offering, or a sale of our company, given prevailing market conditions; and

•	the market value and volatility of comparable companies.

During the three months ended March 31, 2023 and 2022, the fair value of the underlying Cibus common units was determined using an option pricing model (“OPM”). Under the OPM, once the fair market value of the enterprise value is established, equity securities are valued by creating a series of call options with exercise prices based on the liquidation preferences and conversion behavior of the different classes of equity. Accordingly, the aggregate equity value is allocated to each of the classes of equity securities issued and outstanding based on their rights and preferences. In order to determine the fair market value of the enterprise, we utilized a market approach to estimate the equity value.

The assumptions underlying these valuations represented the Cibus Board and our management’s best estimates, which involved inherent uncertainties and the application of management’s judgment. As a result, if we had used significantly different assumptions or estimates, the fair value of our equity-based compensation expense could be materially different.

Following the Closing, the fair value of our common units will be the closing price thereof on the date of the grant.

Recently Issued Accounting Pronouncements

A description of recently issued accounting pronouncements that may potentially impact our financial condition and results of operations is disclosed in Note 2 of our unaudited condensed consolidated financial statements for further information.

Quantitative and Qualitative Disclosures About Market Risks

Interest Rate Risk

As of March 31, 2023, our cash and cash equivalents consisted of readily available checking and money market accounts. We seek to engage in prudent management of our cash and cash equivalents, with cash held in a non-interest-bearing operating account at a financial institution and cash equivalents. Due to the short-term duration and low risk profile of our investments, the interest rate risk related to cash and cash equivalents is not significant.

Foreign Currency Exchange Risk

We are exposed to a limited amount of foreign currency exchange risk, principally in Euros, primarily as a result of our foreign subsidiaries, whose revenues and expenses are translated into U.S. dollars using average exchange rates in effect during the applicable reporting period. We do not currently engage in any hedging activity to reduce our potential exposure to currency fluctuations, although we may choose to do so in the future. We believe a hypothetical 100 basis point increase or decrease in foreign exchange rates during any of the periods presented would not have had a material impact on our financial condition or results of operations.